EX-99.CODE ETH

                                 CODE OF ETHICS
                                       FOR
                  CHIEF EXECUTIVE AND SENIOR FINANCIAL OFFICER
                                       OF
                            TWEEDY, BROWNE FUND INC.



                  Tweedy, Browne Fund Inc. (the "FUND") is committed to conducting business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate disclosure -- financial and otherwise -- in compliance with applicable law. This Code of Ethics, applicable to the Fund's Chief Executive Officer, President, Chief Financial Officer and Treasurer (or persons performing similar functions) (together, "SENIOR OFFICERS"), sets forth policies to guide them in the
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performance of their duties.

                  A Senior Officer must comply with applicable law. A Senior Officer also has a responsibility to conduct himself or herself in an honest and ethical manner. A Senior Officer has leadership responsibilities that include creating a culture of high ethical standards and a commitment to compliance, maintaining a work environment that encourages the internal reporting of compliance concerns and promptly addressing compliance concerns.

                  This Code of Ethics recognizes that the Senior Officers may be subject to certain conflicts of interest inherent in the operation of investment companies, because the Senior Officers currently or may in the future serve as Senior Officers, as officers or employees of the Fund's investment advisor (the "ADVISOR") and as officers or trustees/directors of other registered investment
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companies and unregistered investment funds advised by the Advisor. This Code of
Ethics also recognizes that certain laws and regulations applicable to, and certain policies and procedures adopted by, the Fund or the Advisor govern a Senior Officer's conduct in connection with many of the conflict of interest situations that arise in connection with the operations of the Fund, including:

       o          the  Investment  Company  Act  of  1940,  and  the  rules  and regulations promulgated thereunder by the Securities and Exchange Commission (the "1940 ACT");
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       o          the  Investment  Advisers  Act of  1940,  and  the  rules  and regulations promulgated thereunder by the Securities and Exchange Commission (the "ADVISERS ACT");
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       o          the  Code of  Ethics  adopted  by the  Fund  pursuant  to Rule
                  17j-1(c) under the 1940 Act (collectively, the "ADVISOR'S 1940
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                  ACT CODE OF ETHICS");
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       o          one or more codes of ethics  adopted by the Advisor  that have
                  been   reviewed   and   approved  by  those   directors   (the
                  "DIRECTORS") of the Fund that are not "interested  persons" of
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                  the Fund (the "INDEPENDENT  DIRECTORS")  within the meaning of
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                  the 1940 Act (the  "ADVISOR'S  1940 ACT CODE OF  ETHICS"  and,
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                  together  with the Fund's  1940 Act Code of Ethics,  the "1940
                                                                            ----
                  ACT CODES OF ETHICS");
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       o          the  policies  and  procedures  adopted by the Fund to address conflict of interest situations, such as procedures under Rule 17a-7 under the 1940 Act (collectively, the "FUND POLICIES");
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                  and

       o The Advisor's general policies and procedures to address, among other things, conflict of interest situations and related matters (collectively, the "ADVISOR'S POLICIES").
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The  provisions of the 1940 Act, the Advisers Act, the 1940 Act Codes of Ethics,
the Fund Policies and the Advisor's Policies are referred to herein collectively as the "ADDITIONAL CONFLICT RULES".
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                  This Code of Ethics is  different  from,  and is  intended  to supplement, the Additional Conflict Rules. Accordingly, a violation of the Additional Conflict Rules by a Senior Officer is hereby deemed not to be a violation of this Code of Ethics, unless and until the Independent Directors shall determine that any such violation of the Additional Conflict Rules is also a violation of this Code of Ethics.

SENIOR OFFICERS SHOULD ACT HONESTLY AND CANDIDLY

                  Each Senior Officer has a responsibility to the Fund to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

                  Each Senior Officer must:

       o act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Additional Conflict Rules;

       o comply with the laws, rules and regulations that govern the conduct of the Fund's operations and report any suspected violations thereof in accordance with the section below entitled "Compliance With Code Of Ethics"; and

       o          adhere to a high standard of business ethics.

CONFLICTS OF INTEREST

                  A conflict of interest for the purpose of this Code of Ethics occurs when a Senior Officer's private interests interfere in any way, or even appear to interfere, with the interests of the Fund.

                  Senior Officers are expected to use objective and unbiased standards when making decisions that affect the Fund, keeping in mind that Senior Officers may be subject to certain inherent conflicts of interest because Senior Officers of the Fund also are or may be officers of the Advisor and other funds advised or serviced by the Advisor (as a result of which it is incumbent upon each Senior Officer to be familiar with and to seek to comply with the Additional Conflict Rules).

                  Each Senior Officer is required to conduct the business of the Fund in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and business relationships. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest with respect to the Fund where a Senior Officer is receiving a personal benefit, he or she should act in accordance with the letter and spirit of this Code of Ethics.

                  If a Senior Officer is in doubt as to the application or interpretation of this Code of Ethics to him or her as a Senior Officer of the Fund, the Senior Officer should make full disclosure of all relevant facts and circumstances to the general counsel of the Advisor (the "GENERAL COUNSEL") and obtain the approval of the General Counsel prior to taking action.

                  Some conflict of interest situations that should always be approved by the General Counsel, if material, include the following:

       o the receipt of any entertainment or non-nominal gift by the Senior Officer, or a member of his or her family, from any company with which the Fund has current or prospective business dealings (other than the Advisor), unless such entertainment or gift is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

       o any significant ownership interest in, or any consulting or employment relationship with, any of the Fund's service providers, other than the Advisor; or

       o a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Senior Officer's employment by the Advisor, such as compensation or equity ownership.

DISCLOSURES

                  It is the policy of the Fund to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that the Fund files with, or submits to, the Securities and Exchange Commission or a national securities exchange and in all other public communications made by the Fund. Each Senior Officer is required to promote compliance with this policy and to abide by the Fund's standards, policies and procedures designed to promote compliance with this policy.

                  Each Senior Officer must:

       o          familiarize   himself   or   herself   with   the   disclosure
                  requirements applicable to the Fund as well as the business and financial operations of the Fund; and

       o not knowingly misrepresent, or cause others to misrepresent, facts about the Fund to others, including to the Directors, the Fund's independent auditors, the Fund's counsel, any counsel to the Independent Directors, governmental regulators or self-regulatory organizations.

COMPLIANCE WITH CODE OF ETHICS

                  If a Senior Officer knows of or suspects a violation of this Code of Ethics or other laws, regulations, policies or procedures applicable to the Fund, he or she must report that information on a timely basis to the General Counsel or report it anonymously by following the "whistle blower" policies adopted by the Fund from time to time. NO ONE WILL BE SUBJECT TO RETALIATION BECAUSE OF A GOOD FAITH REPORT OF A SUSPECTED VIOLATION.

                  The Fund will follow these procedures in investigating and enforcing this Code of Ethics, and in reporting on this Code of Ethics:

       o the General Counsel will take all appropriate action to investigate any actual or potential violations reported to him or her;

       o violations and potential violations will be reported to the Independent Directors after such investigation;

       o if the Independent Directors determine that a violation has occurred, they will cause the Fund to take all appropriate disciplinary or preventive action; and

       o appropriate disciplinary or preventive action may include a letter of censure, suspension, dismissal or, in the event of criminal or other serious violations of law, notification to the Securities and Exchange Commission or other appropriate law enforcement authorities.

WAIVERS OF CODE OF ETHICS

                  Except as otherwise provided in this Code of Ethics, the General Counsel is responsible for applying this Code of Ethics to specific situations in which questions are presented to the General Counsel and has the authority to interpret this Code of Ethics in any particular situation. The
General Counsel shall take all action he or she considers appropriate to investigate any actual or potential violations reported under this Code of Ethics.

                  The General Counsel is authorized to consult, as appropriate, with the Independent Directors and with counsel to the Fund, the Advisor or the Independent Directors, and is encouraged to do so.

                  The Independent Directors are responsible for granting waivers of this Code of Ethics, as appropriate. Any changes to or waivers of this Code of Ethics will, to the extent required, be disclosed on Form N-CSR, or otherwise, as provided by Securities and Exchange Commission rules.

RECORDKEEPING

                  The Fund will maintain and preserve for a period of not less than six (6) years from the date an action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the Independent Directors:

       o that provided the basis for any amendment or waiver to this Code of Ethics; and

       o relating to any violation of this Code of Ethics and sanctions imposed for such violation, together with a written record of the approval or action taken by the Governance Committee.

CONFIDENTIALITY

                  All reports and records prepared or maintained pursuant to this Code of Ethics shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code of Ethics, such matters shall not be disclosed to anyone other than the Independent Directors and any counsel for them, the Fund and its counsel, the Advisor and its counsel and any other advisors, consultants or counsel retained by the Directors, the Independent Directors or any committee of the Directors.

AMENDMENTS

                  This Code of Ethics may not be amended except in written form, which is specifically approved by a majority vote of the Directors, including a majority of the Independent Directors.

NO RIGHTS CREATED

                  This Code of Ethics is a statement of certain fundamental principles, policies and procedures that govern each of the Senior Officers in the conduct of the Fund's business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.


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                               ACKNOWLEDGMENT FORM



I have received and read the Joint Code of Ethics for Chief Executive and Senior Financial Officers, and I understand its contents. I agree to comply fully with the standards contained in the Code of Ethics and the Company's related policies and procedures. I understand that I have an obligation to report any suspected violations of the Code of Ethics on a timely basis to the General Counsel or report it anonymously by following the "whistle blower" policies adopted by the Fund's Advisor from time to time.



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                                      Printed Name

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                                      Signature

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                                      Date